Exhibit 99.1

Crawford & Company®

5335 Triangle Parkway

Peachtree Corners, GA 30092

FOR IMMEDIATE RELEASE

CRAWFORD & COMPANY REPORTS 2024 SECOND QUARTER RESULTS

ATLANTA, (August 5, 2024) -- Crawford & Company® (NYSE: CRD-A and CRD-B), is pleased to announce its financial results for the second quarter ended June 30, 2024. Based in Atlanta, Crawford & Company (NYSE: CRD‐A and CRD‐B) is a leading global provider of claims management and outsourcing solutions to insurance companies and self‐insured entities with an expansive network serving clients in more than 70 countries. Refer to the Company's website (www.crawco.com) for more information.

Rohit Verma, president and chief executive officer of Crawford & Company, commented, “Our growth strategy and initiatives are yielding results. Despite a difficult comparison due to weather events last year, three of our four business segments showed operating earnings growth with improved margins in the quarter. This enabled us to achieve consolidated earnings consistent with last year and reflects Crawford’s diversified revenue model with a healthy balance between weather and non-weather dependent businesses. We added $23 million in new and enhanced business in the quarter, and our pipeline remains robust. As we move through the back half of 2024, I am optimistic about the overall direction of the Company and believe we are well-positioned to drive enhanced value for customers and shareholders."

GAAP Consolidated Results

Second Quarter 2024

•
Revenues before reimbursements of $314.2 million, compared to $324.6 million for the 2023 second quarter
•
Net income attributable to shareholders of $8.6 million, increasing from the $8.4 million in the same period last year
•
Diluted earnings per share of $0.17 for both CRD-A and CRD-B, unchanged from diluted earnings per share of $0.17 for both share classes in the prior year second quarter

Non-GAAP Consolidated Results

Second Quarter 2024

•
Diluted earnings per share, on a non-GAAP basis, totaled $0.25 for both CRD-A and CRD-B in the 2024 second quarter, compared with $0.24 for both share classes in the prior year second quarter
•
Net income attributable to shareholders, on a non-GAAP basis, totaled $12.4 million in the 2024 second quarter, compared with $12.0 million in the same period last year
•
Consolidated adjusted operating earnings, on a non-GAAP basis, were $22.1 million, or 7.0% of revenues before reimbursements in the 2024 second quarter, compared with $22.8 million, or 7.0% of revenues, in the 2023 second quarter
•
Consolidated adjusted EBITDA, a non-GAAP financial measure, was $30.6 million, or 9.7% of revenues before reimbursements in the 2024 second quarter, compared with $31.5 million, or 9.7% of revenues, in the 2023 second quarter

•
Foreign currency exchange rates decreased revenues before reimbursements by $1.9 million or less than (1)%. Presented on a constant dollar basis to the prior year period, revenues before reimbursements totaled $316.1 million, decreasing (3)% from the 2023 second quarter

Mr. Verma continued, “Our second quarter performance was highlighted by strong revenue growth and margin improvement at Broadspire, resulting in another record quarter for this business. Additionally, we achieved continued improvement over the prior year period in our International Operations segment. Our North American Loss Adjusting business achieved improved margin performance and consistent revenues quarter over quarter, despite a decline in extreme weather events, reflecting the segment’s increased market share in the industry. The absence of severe weather continued to impact weather-related demand for our Platform Solutions business as carriers have capacity to meet current volumes. However, we remain well positioned to respond to seasonal storm activity. Our balance sheet remains strong, providing us flexibility to execute our strategic growth strategy.”

Segment Results for the Second Quarter

North America Loss Adjusting

North America Loss Adjusting revenues before reimbursements were $76.0 million in the second quarter of 2024, decreasing (0.4)% from $76.4 million in the second quarter of 2023.

The segment had operating earnings of $4.9 million in the 2024 second quarter, increasing from $3.9 million in the second quarter of 2023. The operating margin was 6.4% in the 2024 quarter and 5.1% in the 2023 quarter.

International Operations

International Operations revenues before reimbursements were $102.3 million in the second quarter of 2024, up 7.3% from $95.3 million in the same period of 2023. Absent foreign exchange rate decreases of $1.5 million, revenues would have been $103.7 million for the 2024 second quarter.

Operating earnings were $5.7 million in the 2024 second quarter, increasing from $3.7 million in the 2023 period. The segment’s operating margin for the 2024 quarter was 5.6% as compared with 3.9% in the 2023 quarter.

Broadspire

Broadspire segment revenues before reimbursements were a new quarterly record of $97.1 million in the 2024 second quarter, increasing 11.3% from $87.2 million in the 2023 second quarter.

Broadspire recorded operating earnings of $15.1 million in the second quarter of 2024, representing an operating margin of 15.5%, increasing from $8.1 million, or 9.3% of revenues, in the 2023 second quarter.

Platform Solutions

Platform Solutions revenues before reimbursements were $38.8 million in the second quarter of 2024, down (40.8)% from $65.6 million in the same period of 2023 as the Networks service line had significantly reduced weather related claim volumes.

Operating earnings were $1.5 million in the 2024 second quarter, decreasing from the $8.1 million in the 2023 period. The segment’s operating margin for the 2024 quarter was 3.8% as compared with 12.3% in the 2023 quarter.

Unallocated Corporate and Shared Costs and Credits, Net

Unallocated corporate costs were $5.1 million in the second quarter of 2024, compared with $1.1 million in the same period of 2023. The increase in the 2024 second quarter was primarily due to an increase in professional fees and other reserves.

Selling, General, and Administrative Expenses

Selling, general, and administrative expenses (“SG&A”) increased $1.8 million, or 2.6%, in the three months ended June 30, 2024 as compared with the 2023 period. The increase was primarily due to professional fees, IT costs, and compensation expense, including taxes and benefits.

Other Matters

The Company recognized pretax contingent earnout expenses totaling $0.4 million in the 2024 second quarter, compared to $0.7 million in the same period of 2023, related to the fair value adjustment of earnout liabilities arising from recent acquisitions. This adjustment, which is not a component of operating earnings, is based on favorable changes to projections of acquired entities over the respective earnout periods, which span multiple years.

The Company recognized non-service pension costs of $2.4 million in the 2024 second quarter compared with $2.1 million in the 2023 period. Non-service pension costs represent the U.S. and U.K. non-service defined benefit pension costs, which are non-operating in nature as the U.S. plan is frozen and the U.K. plans are closed to new participants.

Balance Sheet and Cash Flow

The Company’s consolidated cash and cash equivalents position as of June 30, 2024, totaled $46.7 million, compared with $58.4 million at December 31, 2023. The Company’s total debt outstanding as of June 30, 2024, totaled $233.8 million, compared with $209.1 million at December 31, 2023.

The Company’s operations used $8.3 million of cash during the first six months of 2024, compared with $27.2 million provided in 2023. The increase in cash used was due primarily to $13.5 million lower operating earnings, $16.7 million net change in incentive compensation, and a $5.9 million increase in other working capital items over the prior year.

The Company made no contributions to its U.S. defined benefit pension plan and $1.2 million in contributions to its U.K. plans for the first half of 2024, compared with no contributions to the U.S. plan and $1.0 million to the U.K. plans in 2023.

During the first six months of 2024, the Company didn't repurchase any shares of CRD-A, but repurchased 230,861 shares of CRD-B at an average per share cost of $8.98. There were no shares repurchased during the first six months of 2023. The total cost of share repurchases during 2024 was $2.1 million.

Conference Call

As previously announced, Crawford & Company will host a conference call on August 6, 2024, at 8:30 a.m. Eastern Time to discuss its second quarter 2024 results. The conference call can be accessed live by dialing 1-888-259-6580 and using Conference ID 95332233. A presentation for tomorrow’s call can also be found on the investor relations portion of the Company’s website, https://ir.crawco.com. The call will be recorded and available for replay through September 5, 2024. You may dial 1-877-674-7070 and use passcode 332233# to listen to the replay.

Non-GAAP Presentation

In the normal course of business, our operating segments incur certain out-of-pocket expenses that are thereafter reimbursed by our clients. Under U.S. generally accepted accounting principles (“GAAP”), these out-of-pocket expenses and associated reimbursements are required to be included when reporting expenses and revenues, respectively, in our consolidated results of operations. In the foregoing discussion and analysis of segment results of operations, we do not include a gross up of segment expenses and revenues for these pass-through reimbursed expenses. The amounts of reimbursed expenses and related revenues offset each other in our results of operations with no impact to our net income or operating earnings. A reconciliation of revenues before reimbursements to consolidated revenues determined in accordance with GAAP is self-evident from the face of the accompanying unaudited condensed consolidated statements of operations.

Operating earnings is the primary financial performance measure used by our senior management and chief operating decision maker (“CODM”) to evaluate the financial performance of our Company and operating segments, and make resource allocation and certain compensation decisions. Unlike net income, segment operating earnings is not a standard performance measure found in GAAP. We believe this measure is useful to others in that it allows them to evaluate segment and consolidated operating performance using the same criteria used by our senior management and CODM. Consolidated operating earnings represent segment earnings including certain unallocated corporate and shared costs, but before net corporate interest expense, stock option expense, amortization of acquisition-related intangible assets, contingent earnout adjustments, non-service pension costs, income taxes and net income or loss attributable to noncontrolling interests.

Adjusted EBITDA is not a term defined by GAAP and as a result our measure of adjusted EBITDA might not be comparable to similarly titled measures used by other companies. However, adjusted EBITDA is used by management to evaluate, assess and benchmark our operational results. The Company believes that adjusted EBITDA is relevant and useful information widely used by analysts, investors and other interested parties. Adjusted EBITDA is defined as net income attributable to shareholders of the Company with adjustments for depreciation and amortization, net corporate interest expense, contingent earnout adjustments, non-service pension costs, income taxes and stock-based compensation expense.

Unallocated corporate and shared costs and credits include expenses and credits related to our chief executive officer and Board of Directors, certain provisions for bad debt allowances or subsequent recoveries such as those related to bankrupt clients, certain unallocated professional fees and certain self-insurance costs and recoveries that are not allocated to our individual operating segments.

Income taxes, net corporate interest expense, stock option expense, amortization of acquisition-related intangible assets, contingent earnout adjustments, and non-service pension costs are recurring components of our net income, but they are not considered part of our segment operating earnings because they are managed on a corporate-wide basis. Income taxes are calculated for the Company on a consolidated basis based on statutory rates in effect in the various jurisdictions in which we provide services and vary significantly by jurisdiction. Net corporate interest expense results from capital structure decisions made by senior management and the Board of Directors, affecting the Company as a whole. Stock option expense represents the non-cash costs generally related to stock options and employee stock purchase plan expenses which are not allocated to our operating segments. Amortization expense is a non-cash expense for finite-lived customer-relationship and trade name intangible assets acquired in business combinations. Contingent earnout adjustments relate to changes in the fair value of earnouts associated with our recent acquisitions. Non-service pension costs represent the U.S. and U.K. non-service defined benefit pension costs, which are non-operating in nature as the U.S. plan was frozen in 2002 and the U.K. plans are closed to new participants. None of these costs relate directly to the performance of our services or operating activities and, therefore, are excluded from segment operating earnings to better assess the results of each segment's operating activities on a consistent basis.

A significant portion of our operations are international. These international operations subject us to foreign exchange fluctuations. The following table illustrates revenue as a percentage of total revenue for the major currencies of the geographic areas that Crawford does business:

		Three Months Ended				Six Months Ended
(in thousands)		June 30, 2024		June 30, 2023		June 30, 2024		June 30, 2023
Geographic Area	Currency	USD equivalent	% of total	USD equivalent	% of total	USD equivalent	% of total	USD equivalent	% of total
U.S.	USD	$189,743	60.4%	$204,854	63.1%	$369,464	60.0%	$404,711	63.1%
U.K.	GBP	41,420	13.2%	34,725	10.7%	81,675	13.3%	67,849	10.6%
Canada	CAD	22,201	7.1%	24,390	7.5%	46,042	7.5%	49,004	7.6%
Australia	AUD	22,316	7.1%	22,926	7.1%	41,977	6.8%	45,920	7.2%
Europe	EUR	15,661	5.0%	14,301	4.4%	30,546	5.0%	28,339	4.4%
Rest of World	Various	22,886	7.2%	23,360	7.2%	46,177	7.4%	45,067	7.1%
Total Revenues, before reimbursements		$314,227	100.0%	$324,556	100.0%	$615,881	100.0%	$640,890	100.0%

Following is a reconciliation of consolidated operating earnings to net income attributable to shareholders of Crawford & Company on a GAAP basis:

	Three Months Ended		Six Months Ended
(in thousands)	June 30, 2024	June 30, 2023	June 30, 2024	June 30, 2023
Operating earnings:
North America Loss Adjusting	$4,885	$3,900	$9,364	$11,965
International Operations	5,702	3,742	7,392	6,777
Broadspire	15,091	8,148	27,895	16,075
Platform Solutions	1,469	8,106	2,584	18,072
Unallocated corporate and shared costs, net	(5,079)	(1,098)	(13,086)	(5,217)
Consolidated operating earnings	22,068	22,798	34,149	47,672
(Deduct) add:
Net corporate interest expense	(4,256)	(4,309)	(7,852)	(8,708)
Stock option expense	(139)	(139)	(306)	(295)
Amortization of intangible assets	(1,856)	(1,979)	(3,724)	(3,878)
Non-service pension costs	(2,399)	(2,095)	(4,872)	(4,266)
Contingent earnout adjustments	(430)	(725)	(581)	(973)
Income tax provision	(4,486)	(5,206)	(5,533)	(10,477)
Net loss attributable to noncontrolling interests	82	82	140	33
Net income attributable to shareholders of Crawford & Company	$8,584	$8,427	$11,421	$19,108

Following is a reconciliation of net income attributable to shareholders of Crawford & Company on a GAAP basis to non-GAAP adjusted EBITDA:

	Three Months Ended		Six Months Ended
(in thousands)	June 30, 2024	June 30, 2023	June 30, 2024	June 30, 2023
Net income attributable to shareholders of Crawford & Company	$8,584	$8,427	$11,421	$19,108
Add:
Depreciation and amortization	8,845	9,191	18,144	18,241
Stock-based compensation	1,613	1,586	2,831	2,609
Net corporate interest expense	4,256	4,309	7,852	8,708
Non-service pension costs	2,399	2,095	4,872	4,266
Contingent earnout adjustments	430	725	581	973
Income tax provision	4,486	5,206	5,533	10,477
Non-GAAP adjusted EBITDA	$30,613	$31,539	$51,234	$64,382

Following is a reconciliation of operating cash flow to free cash flow for the six months ended June 30, 2024 and 2023:

Six Months Ended
(in thousands)	June 30, 2024	June 30, 2023	Change
Net Cash (Used in) Provided by Operating Activities	$(8,253)	$27,169	$(35,422)
Less:
Property & Equipment Purchases, net	(1,418)	(1,914)	496
Capitalized Software (internal and external costs)	(17,031)	(16,031)	(1,000)
Free Cash Flow	$(26,702)	$9,224	$(35,926)

Non-GAAP consolidated results for 2024 and 2023 exclude the non-cash, after-tax adjustments for amortization of intangible assets, non-service-related pension costs, and contingent earnout adjustment.

Following are the reconciliations of GAAP Pretax Earnings, Net Income and Earnings Per Share to related non-GAAP Adjusted figures, which reflect each of 2024 and 2023 before amortization of intangible assets, non-service related pension costs and contingent earnout adjustments:

Three Months Ended June 30, 2024
(in thousands)	Pretax earnings	Net income attributable to Crawford & Company	Diluted earnings per CRD-A share	Diluted earnings per CRD-B share
GAAP	$12,988	$8,584	$0.17	$0.17
Adjustments:
Amortization of intangible assets	1,856	1,565	0.03	0.03
Non-service related pension costs	2,399	1,876	0.04	0.04
Contingent earnout adjustments	430	423	0.01	0.01
Non-GAAP Adjusted	$17,673	$12,448	$0.25	$0.25

Three Months Ended June 30, 2023
(in thousands)	Pretax earnings	Net income attributable to Crawford & Company	Diluted earnings per CRD-A share	Diluted earnings per CRD-B share
GAAP	$13,551	$8,427	$0.17	$0.17
Adjustments:
Amortization of intangible assets	1,979	1,484	0.03	0.03
Non-service related pension costs	2,095	1,557	0.03	0.03
Contingent earnout adjustments	725	537	0.01	0.01
Non-GAAP Adjusted	$18,350	$12,005	$0.24	$0.24

Six Months Ended June 30, 2024
(in thousands)	Pretax earnings	Net income attributable to Crawford & Company	Diluted earnings per CRD-A share	Diluted earnings per CRD-B share
GAAP	$16,814	$11,421	$0.23	$0.23
Adjustments:
Amortization of intangible assets	3,724	3,139	0.06	0.06
Non-service related pension costs	4,872	3,805	0.08	0.08
Contingent earnout adjustments	581	574	0.01	0.01
Non-GAAP Adjusted	$25,991	$18,939	$0.38	$0.38

Six Months Ended June 30, 2023
(in thousands)	Pretax earnings	Net income attributable to Crawford & Company	Diluted earnings per CRD-A share(1)	Diluted earnings per CRD-B share
GAAP	$29,552	$19,108	$0.39	$0.39
Adjustments:
Amortization of intangible assets	3,878	2,909	0.06	0.06
Non-service related pension costs	4,266	3,170	0.06	0.06
Contingent earnout adjustments	973	720	0.02	0.02
Non-GAAP Adjusted	$38,669	$25,907	$0.52	$0.53

(1) Sum of reconciling items may differ from total due to rounding of individual components.

Following is information regarding the weighted average shares used in the computation of basic and diluted earnings per share:

	Three Months Ended		Six Months Ended
(in thousands)	June 30, 2024	June 30, 2023	June 30, 2024	June 30, 2023
Weighted-Average Shares Used to Compute Basic Earnings Per Share:
Class A Common Stock	29,728	28,956	29,657	28,899
Class B Common Stock	19,374	19,848	19,458	19,848
Weighted-Average Shares Used to Compute Diluted Earnings Per Share:
Class A Common Stock	30,171	29,770	30,225	29,456
Class B Common Stock	19,374	19,848	19,458	19,848

Further information regarding the Company’s operating results for the three and six months ended June 30, 2024, financial position as of June 30, 2024, and cash flows for the six months ended June 30, 2024 is shown on the attached unaudited condensed consolidated financial statements.

About Crawford & Company

Based in Atlanta, Crawford & Company (NYSE: CRD-A and CRD-B) is a leading provider of claims management and outsourcing solutions to insurance companies and self-insured entities with an expansive network serving clients in more than 70 countries. The Company's two classes of stock are substantially identical, except with respect to voting rights for the Class B Common Stock (CRD-B) and protections for the non-voting Class A Common Stock (CRD-A). More information is available at www.crawco.com.

TAG: Crawford-Financial, Crawford-Investor-News-and-Events

FOR FURTHER INFORMATION REGARDING THIS PRESS RELEASE, PLEASE CALL BRUCE SWAIN AT (404) 300-1051.

This press release contains forward-looking statements, including statements about the expected future financial condition, results of operations and earnings outlook of Crawford & Company. Statements, both qualitative and quantitative, that are not historical facts may be “forward-looking statements” as defined in the Private Securities Litigation Reform Act of 1995 and other federal securities laws. Forward-looking statements involve a number of risks and uncertainties that could cause actual results to differ materially from historical experience or Crawford & Company’s present expectations. Accordingly, no one should place undue reliance on forward-looking statements, which speak only as of the date on which they are made. Crawford & Company does not undertake to update forward-looking statements to reflect the impact of circumstances or events that may arise or not arise after the date the forward-looking statements are made. For further information regarding Crawford & Company, including factors that could cause our actual financial condition, results or earnings to differ from those described in any forward-looking statements, please read Crawford & Company’s reports filed with the SEC and available at www.sec.gov and in the Investor Relations section of Crawford & Company’s website at www.crawco.com.

CRAWFORD & COMPANY

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

Unaudited

(In Thousands, Except Per Share Amounts and Percentages)

Three Months Ended June 30,	2024	2023	% Change

Revenues:
Revenues Before Reimbursements	$314,227	$324,556	(3)%
Reimbursements	12,626	13,073	(3)%
Total Revenues	326,853	337,629	(3)%

Costs and Expenses:
Costs of Services Provided, Before Reimbursements	222,265	234,031	(5)%
Reimbursements	12,626	13,073	(3)%
Total Costs of Services	234,891	247,104	(5)%

Selling, General, and Administrative Expenses	72,270	70,473	3%
Corporate Interest Expense, Net	4,256	4,309	(1)%
Total Costs and Expenses	311,417	321,886	(3)%

Other Loss, Net	(2,448)	(2,192)	12%

Income Before Income Taxes	12,988	13,551	(4)%
Provision for Income Taxes	4,486	5,206	(14)%

Net Income	8,502	8,345	2%

Net Loss Attributable to Noncontrolling Interests	82	82	—

Net Income Attributable to Shareholders of Crawford & Company	$8,584	$8,427	2%

Earnings Per Share - Basic:
Class A Common Stock	$0.17	$0.17	—
Class B Common Stock	$0.17	$0.17	—

Earnings Per Share - Diluted:
Class A Common Stock	$0.17	$0.17	—
Class B Common Stock	$0.17	$0.17	—

Cash Dividends Per Share:
Class A Common Stock	$0.07	$0.06	17%
Class B Common Stock	$0.07	$0.06	17%

CRAWFORD & COMPANY

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

Unaudited

(In Thousands, Except Per Share Amounts and Percentages)

Six Months Ended June 30,	2024	2023	% Change

Revenues:
Revenues Before Reimbursements	$615,881	$640,890	(4)%
Reimbursements	24,045	24,677	(3)%
Total Revenues	639,926	665,567	(4)%

Costs and Expenses:
Costs of Services Provided, Before Reimbursements	436,654	461,109	(5)%
Reimbursements	24,045	24,677	(3)%
Total Costs of Services	460,699	485,786	(5)%

Selling, General, and Administrative Expenses	149,590	137,184	9%
Corporate Interest Expense, Net	7,852	8,708	(10)%
Total Costs and Expenses	618,141	631,678	(2)%

Other Loss, Net	(4,971)	(4,337)	15%

Income Before Income Taxes	16,814	29,552	(43)%
Provision for Income Taxes	5,533	10,477	(47)%

Net Income	11,281	19,075	(41)%

Net Loss Attributable to Noncontrolling Interests	140	33	324%

Net Income Attributable to Shareholders of Crawford & Company	$11,421	$19,108	(40)%

Earnings Per Share - Basic:
Class A Common Stock	$0.23	$0.39	(41)%
Class B Common Stock	$0.23	$0.39	(41)%

Earnings Per Share - Diluted:
Class A Common Stock	$0.23	$0.39	(41)%
Class B Common Stock	$0.23	$0.39	(41)%

Cash Dividends Per Share:
Class A Common Stock	$0.14	$0.12	17%
Class B Common Stock	$0.14	$0.12	17%

CRAWFORD & COMPANY

CONDENSED CONSOLIDATED BALANCE SHEETS

As of June 30, 2024 and December 31, 2023

Unaudited

(In Thousands, Except Par Values)

	June 30,	December 31,
	2024	2023
ASSETS

Current Assets:
Cash and Cash Equivalents	$46,742	$58,363
Accounts Receivable, Net	133,847	131,362
Unbilled Revenues, at Estimated Billable Amounts	131,119	116,611
Income Taxes Receivable	4,894	4,842
Prepaid Expenses and Other Current Assets	35,393	58,168
Total Current Assets	351,995	369,346

Net Property and Equipment	20,365	22,742

Other Assets:
Operating Lease Right-of-Use Asset, Net	83,175	88,615
Goodwill	76,572	76,724
Intangible Assets Arising from Business Acquisitions, Net	78,127	81,786
Capitalized Software Costs, Net	103,884	96,770
Deferred Income Tax Assets	25,456	26,247
Other Noncurrent Assets	46,238	36,969
Total Other Assets	413,452	407,111

Total Assets	$785,812	$799,199

LIABILITIES AND SHAREHOLDERS’ INVESTMENT

Current Liabilities:
Short-Term Borrowings	$24,425	$14,813
Accounts Payable	43,378	45,107
Accrued Compensation and Related Costs	77,828	97,842
Self-Insured Risks	19,332	33,238
Income Taxes Payable	—	6,130
Operating Lease Liability	24,411	24,351
Other Accrued Liabilities	46,657	42,271
Deferred Revenues	36,193	35,540
Total Current Liabilities	272,224	299,292

Noncurrent Liabilities:
Long-Term Debt and Finance Leases, Less Current Installments	209,410	194,335
Operating Lease Liability	70,888	78,029
Deferred Revenues	23,768	24,871
Accrued Pension Liabilities	23,221	24,006
Other Noncurrent Liabilities	36,594	38,835
Total Noncurrent Liabilities	363,881	360,076

Shareholders’ Investment:
Class A Common Stock, $1.00 Par Value	29,743	29,525
Class B Common Stock, $1.00 Par Value	19,324	19,555
Additional Paid-in Capital	85,461	82,589
Retained Earnings	231,263	228,564
Accumulated Other Comprehensive Loss	(214,402)	(218,615)
Shareholders’ Investment Attributable to Shareholders of Crawford & Company	151,389	141,618
Noncontrolling Interests	(1,682)	(1,787)
Total Shareholders’ Investment	149,707	139,831

Total Liabilities and Shareholders’ Investment	$785,812	$799,199

CRAWFORD & COMPANY

SUMMARY RESULTS BY OPERATING SEGMENT WITH DIRECT COMPENSATION AND OTHER EXPENSES

Unaudited

(In Thousands, Except Percentages)

Three Months Ended June 30,

	North America Loss Adjusting		%	International Operations		%	Broadspire		%	Platform Solutions		%
	2024	2023	Change	2024	2023	Change	2024	2023	Change	2024	2023	Change

Revenues Before Reimbursements	$76,030	$76,362	(0.4)%	$102,283	$95,312	7.3%	$97,087	$87,244	11.3%	$38,827	$65,638	(40.8)%

Direct Compensation, Fringe Benefits & Non-Employee Labor	54,708	54,619	0.2%	66,047	62,331	6.0%	58,162	54,500	6.7%	23,404	43,689	(46.4)%

% of Revenues Before Reimbursements	72.0%	71.5%		64.6%	65.4%		59.9%	62.5%		60.3%	66.6%

Expenses Other than Reimbursements, Direct Compensation, Fringe Benefits & Non-Employee Labor	16,437	17,843	(7.9)%	30,534	29,239	4.4%	23,834	24,596	(3.1)%	13,954	13,843	0.8%

% of Revenues Before Reimbursements	21.6%	23.4%		29.9%	30.7%		24.5%	28.2%		35.9%	21.1%

Total Operating Expenses	71,145	72,462	(1.8)%	96,581	91,570	5.5%	81,996	79,096	3.7%	37,358	57,532	(35.1)%

Operating Earnings (1)	$4,885	$3,900	25.3%	$5,702	$3,742	52.4%	$15,091	$8,148	85.2%	$1,469	$8,106	(81.9)%

% of Revenues Before Reimbursements	6.4%	5.1%		5.6%	3.9%		15.5%	9.3%		3.8%	12.3%

Six Months Ended June 30,

	North America Loss Adjusting		%	International Operations		%	Broadspire		%	Platforms Solutions		%
	2024	2023	Change	2024	2023	Change	2024	2023	Change	2024	2023	Change

Revenues Before Reimbursements	$153,395	$153,959	(0.4)%	$200,375	$187,175	7.1%	$191,385	$171,298	11.7%	$70,726	$128,458	(44.9)%
											\
Direct Compensation, Fringe Benefits & Non-Employee Labor	110,175	108,783	1.3%	131,026	123,752	5.9%	115,419	107,141	7.7%	42,334	84,600	(50.0)%

% of Revenues Before Reimbursements	71.8%	70.7%		65.4%	66.1%		60.3%	62.5%		59.9%	65.9%

Expenses Other than Reimbursements, Direct Compensation, Fringe Benefits & Non-Employee Labor	33,856	33,211	1.9%	61,957	56,646	9.4%	48,071	48,082	(0.0)%	25,808	25,786	0.1%

% of Revenues Before Reimbursements	22.1%	21.6%		30.9%	30.3%		25.1%	28.1%		36.5%	20.1%

Total Operating Expenses	144,031	141,994	1.4%	192,983	180,398	7.0%	163,490	155,223	5.3%	68,142	110,386	(38.3)%

Operating Earnings(1)	$9,364	$11,965	(21.7)%	$7,392	$6,777	9.1%	$27,895	$16,075	73.5%	$2,584	$18,072	(85.7)%

% of Revenues Before Reimbursements	6.1%	7.8%		3.7%	3.6%		14.6%	9.4%		3.7%	14.1%

(1) A non-GAAP financial measurement which represents net income attributable to the applicable reporting segment excluding income taxes, net corporate interest expense, stock option expense, amortization of acquisition-related intangible assets, non-service pension costs, contingent earnout adjustments, and certain unallocated corporate and shared costs and credits. See pages 3 and 4 for additional information about segment operating earnings.

CRAWFORD & COMPANY

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

Year-to-Date Period Ended June 30, 2024 and June 30, 2023

Unaudited

(In Thousands)

	2024	2023
Cash Flows From Operating Activities:
Net Income	$11,281	$19,075
Reconciliation of net income to net cash (used in) provided by operating activities:
Depreciation and amortization	18,145	18,241
Stock-based compensation	2,831	2,609
(Gain) loss on disposal of property and equipment	(80)	116
Contingent earnout adjustments	581	973
Changes in operating assets and liabilities:
Accounts receivable, net	(2,537)	(15,107)
Unbilled revenues, net	(14,234)	1,828
Accrued or prepaid income taxes	(6,652)	(1,217)
Accounts payable and accrued liabilities	(22,336)	(3,928)
Deferred revenues	(798)	4,529
Accrued retirement costs	1,581	750
Prepaid expenses and other operating activities	3,965	(700)
Net cash (used in) provided by operating activities	(8,253)	27,169

Cash Flows From Investing Activities:
Acquisitions of property and equipment	(1,418)	(1,914)
Capitalization of computer software costs	(17,031)	(16,031)
Net cash used in investing activities	(18,449)	(17,945)

Cash Flows From Financing Activities:
Cash dividends paid	(6,880)	(5,854)
Repurchases of common stock	(2,073)	—
Increases in short-term and revolving credit facility borrowings	48,592	20,958
Payments on short-term and revolving credit facility borrowings	(23,769)	(18,879)
Payments of contingent consideration on acquisitions	(579)	(4,916)
Other financing activities	364	213
Net cash provided by (used in) financing activities	15,655	(8,478)

Effects of exchange rate changes on cash and cash equivalents	(155)	1,062
(Decrease) Increase in cash, cash equivalents, and restricted cash(1)	(11,202)	1,808
Cash, cash equivalents, and restricted cash at beginning of year(1)	59,545	46,645
Cash, cash equivalents, and restricted cash at end of period(1)	$48,343	$48,453

(1) The 2024 amounts include beginning restricted cash of $1,182 at December 31, 2023, and ending restricted cash of $1,601 at June 30, 2024, and the 2023 amounts include beginning restricted cash of $638 at December 31, 2022, and ending restricted cash of $974 at June 30, 2023, which we present as part of "Prepaid expenses and other current assets" on the Balance Sheets.